Exhibit 26(l)


Opinion and Consent of Lorne Schinbein


as to Actuarial Matters Pertaining to the Securities Being Registered

TLIC Letterhead


April 14, 2006


Transamerica Life Insurance Company

4333 Edgewood Road, NE

Cedar Rapids, Iowa 52499


Re:	Separate Account VUL-3

Legacy Builder Plus and Inheritance Builder Plus


File Nos. 333-86231/811-9115

To The Board of Directors:


This opinion is furnished in connection with the filing by Transamerica Life Insurance Company of Post-Effective Amendment No. 10 (“Amendment”) to the Registration Statement on Form N-6 for flexible premium variable life insurance policies (“Policies”). The Amendment was prepared under my direction, and I am familiar with the Amendment and exhibits thereof.


I hereby consent to the use of this opinion as an exhibit to Amendment and to reference to my name under the caption “Experts” in the Statements of Additional Information.

Very truly yours,


/s/ Lorne Schinbein



Lorne Schinbein

Vice President and

Managing Actuary
